EXHIBIT 10.17
















                          CH2M HILL Companies, Ltd.



                     2001 Pre-Tax Deferred Compensation Plan


















                         Effective November 10,2000












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                         CH2M HILL Companies, Ltd.
                 2001 Pre-Tax Deferred Compensation Plan


                                 ARTICLE 1
                                 PURPOSES

     The purposes of the CH2M HILL Companies, Ltd. 2001 Pre-Tax Deferred Compensation Plan are: (a) to provide a mechanism by which certain bonuses awarded to employees of certain affiliates of CH2M HILL Companies, Ltd. may be deferred to a specified date or until the earlier occurrence of one of several specified events; and (b) to provide certain employees of certain affiliates of CH2M HILL Companies, Ltd. with the opportunity to defer compensation on a voluntary basis to a specified date or until the earlier occurrence of one of several specified events.


                                 ARTICLE 2
                                DEFINITIONS

     2.1 "Affiliate" means each entity in which the Company has a direct or indirect ownership interest, whether such entity is a corporation, a partnership, a joint venture, a limited liability company, or any other form of entity.

     2.2 "Beneficiary" means one or more individuals or entities designated by a Participant to receive the Participant's benefits under the Plan in the event of the Participant's death. A Participant's designation of a Beneficiary must be in writing and must comply with rules and procedures established by the Committee. If a Participant dies without a properly designated Beneficiary, the Participant's estate will be deemed to be the Participant's Beneficiary.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Committee" means the Committee appointed in accordance with
Article 7.

     2.5 "Common Stock" means the common stock, par value one cent ($0.01) per share, of the Company.

     2.6 "Company" means CH2M HILL Companies, Ltd.

     2.7 "Effective Date" means the date on which the Plan is approved by the Board.

     2.8 "Formula Price" as of any date means the value per share of Common Stock in effect on that date, as determined by the Board.

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     2.9 "Internal Market" means the limited secondary market maintained by the Company for the purchase and sale of Common Stock.

    2.10 "Participant" means each employee of a participating Affiliate who has been awarded a deferred bonus under the Plan and each eligible employee of a participating Affiliate who has elected to defer compensation under the Plan. An individual will become a Participant when the individual is awarded a deferred bonus under the Plan or when the individual makes an election to defer compensation under the Plan. An individual will cease to be a Participant when the individual dies or, if earlier, when the individual receives a full distribution of all benefits to which the individual is entitled under the Plan.

    2.11 "Plan" means the CH2M HILL Companies, Ltd. 2001 Pre-Tax Deferred Compensation Plan.

    2.12 "Trade Date" means a date on which Common Stock is bought or sold in the Internal Market.

    2.13 "Trust" means the Trust Under CH2M HILL Companies, Ltd. 2001 Pre-Tax Deferred Compensation Plan established by the Company.

    2.14 "Trustee" means the Trustee of the Trust.


                                 ARTICLE 3
                       PARTICIPATION IN THE PLAN

     3.1 Affiliates Eligible to Participate in the Plan. The Committee will designate from time to time those Affiliates whose employees are eligible to participate in the Plan. The Committee may provide that a particular Affiliate will participate in the Plan only with respect to bonuses awarded to employees of the Affiliate, or only with respect to voluntary deferrals by eligible employees of the Affiliate, or with respect to both bonuses awarded to employees of the Affiliate and voluntary deferrals by eligible employees of the Affiliate. The Committee may change the eligibility of an Affiliate to participate in the Plan from time to time. All determinations of the Committee with respect to the eligibility of an Affiliate to participate in the Plan will be final and binding for all purposes.

     3.2 Participation with Respect to Bonuses. If the Committee designates an Affiliate as eligible to participate in the Plan with respect to bonuses awarded to employees of the Affiliate, then the Board may provide that all or a portion of any bonus awarded to one or more employees of the Affiliate will be deferred in accordance with the terms of this Plan. Any such deferred bonus may be awarded in the form of a specific dollar amount or in the form of a specific number of shares of Common Stock, or in a combination of a specific dollar amount and a specific number of shares of Common Stock, as determined by the Board in its sole discretion. Any such determination by the Board will be binding for all purposes.

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     3.3 Participation with Respect to Voluntary Deferrals.  If the Committee designates an Affiliate as eligible to participate in the Plan with respect to voluntary deferrals by eligible employees of the Affiliate, then the Committee will also designate (by name, by job classification, or by other criteria selected by the Committee) those employees of the Affiliate who may elect to defer compensation in accordance with the terms of the Plan. The Committee's designations of Affiliates as eligible to participate in the Plan and of employees as eligible to elect to defer compensation under the Plan will be final, binding, and conclusive for all purposes and will not be subject to review. An eligible employee designated by the Committee may elect to defer compensation to be earned during calendar year 2001 in accordance with the terms of the Plan by: (a) executing a deferred compensation election in a form specified by the Committee; and (b) delivering the executed deferred compensation election to the Committee at such time as may be designated by the Committee. The deferred compensation election will designate the amount or percentage of the Participant's regular compensation that will be deferred in accordance with the terms of the Plan. The Company will withhold from compensation earned by a Participant during calendar year 2001 the amount designated by the Participant as deferred compensation in accordance with the Plan.


                                 ARTICLE 4
                  ESTABLISHMENT OF BOOKKEEPING ACCOUNT

     4.1 Establishment of Account. The Company will establish a bookkeeping account in the name of each Participant in the Plan.

     4.2 Increases to Account for Deferred Bonus. The bookkeeping account of a Participant will be increased by the number of shares of Common Stock awarded to the Participant as a deferred bonus in accordance with the Plan and with the dollar amount awarded to the Participant as a deferred bonus in accordance with the Plan. Any dollar amount which increases the Participant's bookkeeping account will be converted to a number of shares of Common Stock as of the next Trade Date, based on the Formula Price of the Common Stock on that Trade Date.

     4.3 Increases to Account for Voluntary Deferrals. The bookkeeping account of a Participant will be increased by a dollar amount equal to the amount of compensation withheld by the Company pursuant to the Participant's election to defer compensation under the Plan. The dollar amount which increases the Participant's bookkeeping account will be converted to a number of shares of Common Stock as of the next Trade Date, based on the Formula Price of the Common Stock on that Trade Date. The Board, in its sole discretion, may provide that the conversion of the dollar amount which increases Participants' bookkeeping accounts under this Section 4.3 as of a particular Trade Date will be based on a discounted Formula Price of the Common Stock on that Trade Date. The discount may be as much as fifteen percent (15%) of the Formula Price, as determined by the Board in its sole discretion. This discount provision will not apply to dollar amounts which increase Participants' bookkeeping accounts under Section 4.2 (relating to deferred bonuses).

     4.4 Decreases to Account. Each Participant's bookkeeping account in the Plan will be decreased for all shares of Common Stock transferred to the Participant or to the Participant's Beneficiary pursuant to the Plan.


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     4.5 Adjustments to Account.  Each Participant's bookkeeping account in the Plan will be adjusted by the Committee, in its discretion, to reflect any change, such as a stock split, reverse stock split, or stock dividend, made in the Company's capitalization that results in an adjustment in the number of shares of capital stock outstanding without receipt of consideration by the Company.


                                 ARTICLE 5
                               DISTRIBUTION

     5.1 Timing and Form of Distribution. As soon as reasonably practicable after the occurrence of the distribution event with respect to a Participant, the Company will transfer to the Participant (or, if applicable, to the Participant's Beneficiary) the number of shares of Common Stock credited to the Participant's bookkeeping account in the Plan. The Company may satisfy its obligation to transfer shares of Common Stock to the Participant (or, if applicable, to the Participant's Beneficiary) by instructing the Trustee of the Trust to transfer to the Participant (or, if applicable, to the Participant's Beneficiary) the number of shares of Common Stock held in the recordkeeping account in the Trust in the name of the Participant. The transfer to the Participant (or, if applicable, to the Participant's Beneficiary) of the number of shares of Common Stock credited to the Participant's bookkeeping account in the Plan (whether by the Company or by the Trustee) will complete the Company's obligations to the Participant and the Participant's Beneficiary under the Plan.

     5.2 Distribution Events. The distribution event with respect to a Participant is the first of the following to occur:

     (a) January 2, 2009 (at which time distribution will be made to the Participant);

     (b) the termination of the Participant's affiliation with the Company, as determined by the Committee in its discretion (in which case distribution will be made to the Participant);

     (c) the transfer of the Participant to a position of employment with the Company or with an Affiliate that the Committee, in its discretion, determines to be a position that warrants a distribution under the Plan (in which case distribution will be made to the Participant);

     (d) the death of the Participant (in which case distribution will be made to the Participant's Beneficiary); or
     (e) the termination of the Plan (in which case distribution will be made to the Participant).

     5.3 Designation of Beneficiary. Each Participant may designate one or more beneficiaries (who may be designated contingently or successively) to whom the Participant's benefits under the Plan are payable in the event of the Participant's death. Each designation will automatically revoke any prior designations by the same Participant. The beneficiary designation shall be in writing on a form prescribed by the Committee. Any beneficiary designation will be effective as of the date on which the written designation is received by the Committee during the lifetime of the Participant.


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                                 ARTICLE 6
                     EXERCISE OF DEFERRED COMPENSATION

     6.1 Application. A Participant may apply to the Committee to exercise the Participant's deferred compensation with respect to part or all of the shares of Common Stock credited to the Participant's bookkeeping account in the Plan. Such application will be submitted in accordance with rules and procedures established by the Committee. The Committee may approve the application, disapprove the application, or approve a part of the application and disapprove the rest of the application, in its sole discretion.

     6.2 Application Disapproved.  If the Committee disapproves a
Participant's application to exercise the Participant's deferred compensation with respect to shares of Common Stock credited to the Participant's bookkeeping account in the Plan, the Participant will not be eligible to apply to the Committee to exercise the Participant's deferred compensation until the first day of the next succeeding calendar quarter.

     6.3 Application Approved. If the Committee approves a Participant's application to exercise the Participant's deferred compensation, the Committee will, on behalf of the Participant, place an order to sell the shares of Common Stock with respect to which the application was approved in the Internal Market at the next Trade Date.

     (a) If the order to sell shares is accepted, in whole or in part, then prior to the Trade Date the Company will transfer to the Participant the number of shares of Common Stock for which the order was accepted, and those shares of Common Stock will be sold in the Limited Market at the Trade Date in accordance with the accepted order. The Company may satisfy its obligation to transfer shares of Common Stock to the Participant by instructing the Trustee of the Trust to transfer to the Participant the appropriate number of shares of Common Stock from the shares of Common Stock held in the recordkeeping account in the Trust in the name of the Participant.

     (b) If the order to sell shares is not accepted in full, then the Participant's application to exercise the Participant's deferred compensation will be treated as though the Committee disapproved the application with respect to the number of shares for which the order to sell shares is not accepted. The Participant will not be eligible to apply to the Committee to exercise the Participant's deferred compensation until the first day of the next succeeding calendar quarter.


                                 ARTICLE 7
                           PLAN ADMINISTRATION


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     7.1 Committee.  The Plan shall be administered by a Committee appointed by and serving at the pleasure of the President of the Company. The Committee shall at all times consist of at least two Directors and shall include other members (which may be either Directors or non-Directors) as the President of the Company may determine. The President of the Company may from time to time remove members from or add members to the Committee, and vacancies on the Committee shall be filled by the President of the Company. Members of the Committee may resign at any time upon written notice to the President of the Company.

     7.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in benefits under the Plan.

     7.3 Powers of Committee. The Committee shall, in its sole discretion, select the employees of Affiliates who are eligible to participate in the Plan and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to the Plan, the provisions of which need not be identical except as may be provided in the Plan. The Committee shall have the full and exclusive right to determine terms and conditions of benefits under the Plan. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

     7.4 Interpretation of Plan. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in benefits under the Plan.

     7.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


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                                 ARTICLE 8
                        ESTABLISHMENT OF TRUST

     The Company is establishing the Trust. The agreement establishing the Trust is made a part of the Plan and is incorporated into the Plan by reference. As soon as reasonably practicable after the Board awards a deferred bonus to a Participant in accordance with Section 3.2, the Company will transfer to the Trust an amount of cash or a number of shares of Common Stock or a combination of cash and Common Stock, equal to the deferred bonus awarded to the Participant. As soon as reasonably practicable after the Company withholds an amount from a Participant's compensation pursuant to the Participant's election to defer compensation under Section 3.3, the Company will transfer to the Trust an amount of cash or a number of shares of Common Stock or a combination of cash and Common Stock, equal to the amount withheld. If, pursuant to Section 4.3, the Board provides that the conversion of the dollar amount credited to Participants' bookkeeping accounts as of a particular Trade Date will be based on a discounted Formula Price, then as of such Trade Date the Company will also transfer to the Trust an amount of cash or a number of shares of Common Stock or a combination of cash and shares of Common Stock equal to the amount of such discount applicable to the Participant. The cash and the shares of Common Stock transferred by the Company to the Trust will be allocated to the recordkeeping account in the Trust maintained in the name of the Participant.


                                 ARTICLE 9
                            GENERAL RESTRICTIONS

     9.1 Restrictions on Common Stock Transferred. All shares of Common Stock transferred to a Participant (or, if applicable, to a Participant's Beneficiary) in accordance with the Plan will be subject to the terms, conditions, and restrictions on Common Stock set forth in the Company's Articles of Incorporation and Bylaws, as amended from time to time, including:
(a) restrictions that grant the Company the right to repurchase shares upon termination of the shareholder's affiliation with the Company; (b) restrictions that grant the Company a right of first refusal if the shareholder wishes to sell shares other than in the Internal Market; (c) restrictions that require the approval of the Company for any other sale of shares; and (d) restrictions that define the Formula Price to be applied in purchases and sales of shares. In addition, the Committee, in its sole discretion, may condition any distribution or transfer of Common Stock under the Plan on an agreement by the recipient of such distribution or transfer to sell the shares in the Internal Market at the next Trade Date.

     9.2 Transfers of Common Stock Not Permitted. Notwithstanding any other provision of the Plan, the Company will not be required to transfer Common Stock to any person if, immediately after the transfer, the recipient would own more shares of Common Stock than that person is permitted to own under the Articles of Incorporation and Bylaws of the Company, as amended from time to time. The Company will not be required to transfer Common Stock to any person unless and until the Company has fully complied with any then applicable requirements of the Securities and Exchange Commission, state securities commissions, or other regulatory agencies having jurisdiction, and of any exchanges upon which the Common Stock may be listed. The Company will not be obligated to obtain any required licenses or to register any Common Stock to permit transfers of Common Stock under the Plan.


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     9.3 Investment Representations.  The Company may require any person to whom Common Stock is transferred, as a condition of transferring Common Stock, to give written assurances in substance and form satisfactory to the Company and its counsel as the Company deems necessary or appropriate in order to comply with applicable securities laws of any jurisdiction.

     9.4 Compliance with Laws. Participation in the Plan shall be subject to the requirement that the Participant may not have any Common Stock allocated to the Participant's account if at any time counsel to the Company shall determine that (a) the listing, registration or qualification of the Common Stock allocated to the Participant's account is required on any securities exchange or under any law of any jurisdiction, or (b) the consent or approval of any governmental or regulatory body is necessary as a condition of, or in connection with, the allocation or distribution of Common Stock. The Company shall not be required to apply for or obtain such listing, registration, qualification, consent or approval, but may do so in its discretion. The Company intends that the Plan and its operation meets the requirements under the laws of the jurisdictions of the workplaces of all Participants. However, participation in the Plan shall be subject to the requirement that the Participant may not have Common Stock allocated to the Participant's account and the Participant may not exercise deferred compensation, and the Committee shall have the right to adjust, amend or terminate any election, if at any time counsel to the Company shall determine that such participation violates any provision of law.

     9.5 Changes in Accounting or Tax Rules. Participation in the Plan shall be subject to termination or modification, in the discretion of the Committee, if any changes in the financial or tax accounting rules applicable to such participation shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company.


                                 ARTICLE 10
                            REQUIREMENTS OF LAW

     10.1 Requirements of Law. All distributions from the Plan and Trust shall be subject to all applicable laws, rules and regulations.

     10.2 Governing Law. The Plan and all agreements under the Plan shall be construed in accordance with and governed by the laws of the State of Colorado, United States of America.


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                                 ARTICLE 11
                        AMENDMENT AND TERMINATION

     11.1 Amendment. The Plan may be amended at any time by the Company, in its sole discretion. Any amendment to the Plan will be made by the adoption of a resolution by the Board, approving a written amendment. An amendment to the Plan will not apply to amounts credited to a Participant's bookkeeping account in the Plan on the date the amendment is made unless the Participant accepts the amendment in writing.

     11.2 Termination. The Company may terminate the Plan at any time, in its sole discretion. Any termination of the Plan will be made by the adoption of a resolution by the Board, approving a written termination of the Plan and specifying the effective date of the termination. As soon as reasonably practicable after termination of the Plan, the Company will transfer to each Participant the number of shares of Common Stock credited to the Participant's bookkeeping account in the Plan. The Company may satisfy its obligation to transfer shares of Common Stock to a Participant by instructing the Trustee of the Trust to transfer to the Participant the number of shares of Common Stock held in the recordkeeping account in the Trust in the name of the Participant.


                                 ARTICLE 12
                                 WITHHOLDING

     The Company will be entitled to make appropriate arrangements to comply with any requirements to withhold any taxes, government mandated social benefit contributions or other payments required to be withheld which are applicable to the Participant with respect to transfers of shares of Common Stock under the Plan, including, without limitation, payroll withholding or withholding from proceeds of a disposition of shares of Common Stock acquired under the Plan.


                                 ARTICLE 13
                               MISCELLANEOUS

     13.1 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

    13.2 No Right to Continued Employment. Nothing contained in the Plan or in any election under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant's employment by the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the election. Nothing in this Plan shall limit or impair the Company's right to terminate the employment of any employee. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee in its sole discretion. Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant's employment. Participation in this Plan shall not affect in any way a Participant's pension rights or entitlements or terms or conditions of employment. Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.


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     13.3 No Plan Funding.  Except as expressly provided in the Plan
(requiring the Company to transfer certain amounts to the Trust), the Company is not required to fund or secure payment of the Company's obligation under this Plan. The Company's obligation under this Plan is specifically limited to an unfunded, unsecured promise to transfer shares of Common Stock in the future. The rights acquired by a Participant under this Plan are those of a general unsecured creditor of the Company and its Affiliates.

     13.4 Non-Transferability. No Participant or Beneficiary will have any right to sell, transfer, alienate, assign, pledge, or encumber any benefits under the Plan. Benefits under the Plan are not subject to attachment, garnishment, or any other charge, whether voluntary or involuntary.


     The Company hereby agrees to the provisions of the Plan and in witness of its agreement, the Company by its duly authorized officer has executed the Plan on the date written below.


                                    CH2M HILL COMPANIES, LTD.
                                    Company


                                    By:____________________________________


                                    Title:__________________________________


                                    Date:__________________________________